UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2005

Owens & Minor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-9810	54-1701843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Cox Road Richmond, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-9794

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Board Approval of Compensation for Chairman of the Board. On October 26, 2005, the Board of Directors of the Registrant, upon the recommendation of the Governance & Nominating Committee, approved compensation of $100,000 to be paid to G. Gilmer Minor, III for his services as non-executive Chairman of the Board for the period from November 1, 2005 through the date of the 2006 Annual Meeting of Shareholders currently scheduled for April 28, 2006. Effective November 1, 2005, Mr. Minor retired from the employment of the Registrant and also became eligible for all other fees and compensation payable to non-employee directors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2005	OWENS & MINOR, INC.

	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President
General Counsel and Corporate Secretary